Exhibit 99.1

dMY Technology Group, Inc. II Announces Pricing of $240 Million Upsized Initial Public Offering

New York – August 14, 2020 – dMY Technology Group, Inc. II (the “Company”) announced today the pricing of its initial public offering of 24,000,000 units at a price of $10.00 per unit. The units will be listed on The New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “DMYD.U” beginning on August 14, 2020. Each unit consists of one share of Class A common stock and one-third of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the NYSE under the symbols “DMYD” and “DMYD WS,” respectively. The offering is expected to close on August 18, 2020.

dMY Technology Group II is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry or geographic region, the Company intends to focus its search for an initial business combination on companies within the broader consumer technology ecosystem that are either consumer-facing or support the infrastructure of consumer applications (“apps”) with enterprise valuations in an approximate valuation range of $1.0 billion to $3.0 billion, though the Company’s search may span consumer software segments worldwide and may pursue a target outside its expected range. The Company intends to specifically focus on companies that have created, or enabled the creation of, compelling mobile app experiences with significant growth in segments such as gaming, entertainment, education, work productivity, e-commerce, dating, financial technology, and health and wellness. Companies developing disruptive and key enablement technologies for consumer-facing apps in these segments, such as artificial intelligence (“AI”), machine learning (“ML”), cloud infrastructures and quantum computing are also within the scope of this search.

Goldman Sachs & Co., LLC is acting as the sole bookrunner for the offering and Needham & Co., LLC is acting as co-manager of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,600,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 13, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. When available, copies of the prospectus relating to this offering may be obtained from Goldman Sachs & Co., LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: +1 866 471 2526, facsimile: +1 212 902 9316, or email: prospectus-ny@ny.email.gs.com; and Needham & Co., LLC, Attention: Syndicate Prospectus Department, 250 Park Avenue, 10th Floor, New York, New York 10177, or by calling 800-903-3268, or by email at prospectus@needhamco.com.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Harry You

dMY Technology Group, Inc. II

harry@dmytechnology.com

(702) 781-4313

Media Relations:

ICR

dmy2@icrinc.com

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